CONTENT LICENSE AND CODEVELOPMENT AGREEMENT


     This Agreement ("Agreement") is entered into on November 2, 1999 (the "Effective Date") by and between Garden.com, Inc., a Delaware corporation ("Garden.com") with offices at 3301 Steck Avenue, Austin, Texas 78757 and iVillage Inc., a Delaware corporation ("iVillage"), with offices at 212 Fifth Avenue, New York, New York 10010.

     1.     Introduction.  Garden.com  and  iVillage  desire  to enter into this
            ------------
relationship to develop a comprehensive gardening area within the existing U.S. English language version website located on iVillage's servers at the www.iVillage.com URL (the "iVillage Network"). The parties agree to cooperate to develop and promote the garden area, to promptly address issues impeding the smooth operation of this venture and to work in good faith to ensure the success of this venture.

     2.     Creation  of  Gardening  Site.  Promptly following execution of this
            -----------------------------
Agreement, iVillage and Garden.com shall cooperate to develop a garden area on the iVillage Network (the "Garden Area"). The Garden Area will be a subchannel of the Home & Garden Channel (or similar name) to be developed by iVillage for the iVillage Network. Upon commencement of this Agreement, the parties agree to use commercially reasonable efforts to create and develop the Garden Area (and iVillage agrees to use commercially reasonable efforts to create and develop the Home & Garden Channel) with a launch date currently scheduled for [*] (the "Launch Date"). The failure of the Launch Date to occur on or before [*] shall be a material breach by iVillage and shall be grounds for immediate termination by Garden.com. The Garden Area shall be developed by iVillage with Garden.com as the exclusive sponsor and provider of gardening content, tools and commerce during the term of this Agreement as outlined in Section 5. Notwithstanding the foregoing, if at anytime more than 90 days after the Launch Date of the Garden Area, iVillage reasonably requests in writing additional content and/or tools for the Garden Area and Garden.com declines to fulfill such request within 30 days, then iVillage may, either individually or through a third party, obtain the requested content or tools. [*] In connection with the development of the Garden Area, the parties agree as follows:

          (a) The parties will cooperate in developing the style, substance and feel of the Garden Area. All content and tools provided by Garden.com shall be consistent in style and format with other areas within the iVillage Network and otherwise have the "look and feel" of the iVillage Network. Such content shall reside within the iVillage Network unless mutually agreed upon by both parties. Notwithstanding the foregoing, iVillage shall have final reasonable approval over the "look and feel" and content within the Garden Area.

          (b) The Garden Area and all content provided by Garden.com shall be co-branded as "in partnership with Garden.com" or similar language. On the main Garden Area page a Garden.com logo shall be displayed prominently and in no event shall it be smaller than 222 x 36 pixels.

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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          (c)     Garden.com  will  either  provide  the  Garden.com  content comprising the Garden Area (the "Garden.com Content") in a manner and format mutually acceptable to the parties or allow iVillage to modify existing Garden.com Content with approval from Garden.com and/or frame or link to the Garden.com Content.

          (d) The parties will mutually agree upon the search and other tools incorporated into the Garden.com Content and to this end Garden.com will either provide the tools and database directly to iVillage such that the tools can be hosted directly by iVillage or allow iVillage to link to a co-branded results page or similar page on the Garden.com Web site. The parties will mutually agree upon the procedure for notifying one another with respect to the Garden.com Content.

     3.     Garden  Area  Community.  Within  the  Garden Area, the parties will
            -----------------------
foster the development of a gardening community. Garden.com will include links to chat and message board areas as well as promotion of upcoming Garden Area community events on the Garden.com site. Garden.com will provide Garden Area users the ability to chat with an expert gardener at least four times per month and will make a gardening expert available to provide answers online to questions from the message board at least four per month (provided that such experts will not be required to respond to more than 20 questions in any given question and answer session).

     4.     Marketing.  Throughout  the  term  of  this  Agreement,  subject  to
            ---------
inventory availability and iVillage's reasonable editorial discretion, iVillage will provide links, advertisements and other promotional placements and opportunities to promote Garden.com and its sponsorship of the Garden Area throughout the iVillage Network (collectively the "Promotional Placements and Opportunities") in a manner to be agreed upon by the parties. The parties will cooperate in good faith to develop and implement such Promotional Placements and Opportunities and to maximize the effectiveness of all such Promotional Placements and Opportunities. The Promotional Placements and Opportunities as described herein shall be available on the iVillage Network no later than the Launch Date and shall include, without limitation, the following promotions:

          (a) During the term of this Agreement, iVillage agrees to deliver a minimum of [*] co-branded, online-impressions per calendar year to promote the Garden Area which shall be placed throughout the iVillage Network (excluding the Home and Garden channel) and shall be in the form of permanent placements, advertising banners, or other mutually agreed upon form.

          (b) iVillage shall include a "Buy it at Garden.com" icon or similar clickable link in the Garden Area that will promote to iVillage users the ability to consummate a transaction on the Garden.com Web site.

          (c) iVillage shall ensure that the iVillage Home Page (currently located at www.ivillage.com) shall contain a permanent link promoting the Home & Garden Channel which in turn, will have a permanent link promoting the Garden Area. In the event that iVillage redesigns the iVillage Home Page or other navigation-related functionality, iVillage represents

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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that  the  Home  &  Garden Channel will be as prominently displayed as the other channels  within  the  iVillage  Network.

          (d) The Garden Area and the content and tools within the Garden Area will be co-branded highlighting iVillage's and Garden.com's sponsorship. iVillage retains the right to make reasonable modifications to the Garden.com Content to ensure that it meets iVillage's editorial guidelines, consistently applied; provided, however, that Garden.com shall have final reasonable approval over all such changes and provided further that any and all commerce links contained in the Garden.com Content (linking to product or related areas of the Garden.com website) shall remain in place.

          (e) Each of iVillage and Garden.com shall provide the other with [*] mutually agreed upon promotional inserts advertising their respective properties (the "Inserts"). The Inserts shall be placed, in the case of Garden.com in products shipped by Garden.com to Garden.com customers and, in the case of iVillage, in products shipped by iVillage to customers of iMaternity and iBaby.

          (f) During the term of this Agreement, Garden.com shall provide iVillage with full page advertising in each issue of the Garden Escape Magazine.

          (g) Each of iVillage and Garden.com shall provide the other with mutually agreed upon advertising or promotional copy which shall be placed, in the case of Garden.com, in Garden.com e-mail newsletters and, in the case of iVillage, in iVillage Home and Garden e-mail newsletters. Quantity and frequency of e-mail newsletters by each party shall be mutually agreed upon. All e-mail advertising must meet the guidelines of the respective parties with the intent of promoting both parties offerings to an equal number of e-mail newsletter subscribers.

          (h) In the Garden Area, iVillage will provide a permanent opportunity for iVillage users to register for a Garden.com monthly e-mail gardening newsletter.

          (i) Each of Garden.com and iVillage shall provide a dedicated contact to manage the relationship contemplated by this Agreement and facilitate the consummation of its terms.

          (j) The parties will cooperate in good faith to pursue mutually beneficial sponsorship, co-marketing and promotional opportunities, including advertising and sponsorship placements for iVillage on the Garden.com site.

     5.     Exclusivity.  [*]
            -----------

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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     6.     Payments.
            --------

          (a)     Sponsorship  Payments.
                  ---------------------

               (i) Subject to the terms of this Agreement, Garden.com agrees to pay to iVillage a total amount of [*], payable as follows:

                    [a]     [*]  upon  execution  of  this  Agreement;

                    [b]     [*]  on  the  actual  Launch Date of the Garden Area
provided such Launch Date occurs prior to March 15, 2000 and [*] on each of April 1, 2000, July 1, 2000 and October 1, 2000;

                    [c]     [*]  on each of January 1, 2001, April 1, 2001, July
1,  2001  and  October  1,  2001;  and

                    [d]     [*]  on  each  of January 1, 2002 and April 1, 2002.

               (ii) iVillage agrees to send Garden.com an invoice for the above-mentioned payments at least thirty days prior to the payment date. To the extent any of the above-mentioned fees owing to iVillage are outstanding and due to iVillage, this Section 6 shall survive expiration or termination of this Agreement until such fee has been paid to iVillage.

               (iii) All payments made via wire transfer should be directed as follows: Chase Manhattan Bank, 1411 Broadway, New York, New York 10018; Account name: iVillage Inc.; ABA#: 021000021; Account #: 020-923406;
Reference: Garden.com. All payments made via check, should be sent to: iVillage Inc., 212 Fifth Avenue, New York, New York 10010; Attention: Accounts Receivable.

          (b)     iVillage Revenue Share.  Garden.com shall pay to iVillage on a
                  ----------------------
quarterly basis payable within thirty (30) days after the end of each quarter, a fee equal to [*] of the gross revenues received by Garden.com in the immediately preceding quarter from transactions completed through the iVillage Garden Area (less shipping, handling, wrapping fees, taxes and similar charges). Such revenue share shall be paid to iVillage in the form of advertising impressions to be run throughout the Garden.com Web Site at a CPM of [*].

          (c)     Garden.com Revenue Share.  iVillage shall pay to Garden.com on
                  ------------------------
a quarterly basis payable within thirty (30) days after the end of each quarter, a fee equal to [*] of net advertising and sponsorship revenues (defined as net of any applicable agency commissions) received by iVillage in the immediately preceding quarter which were generated from advertising and sponsorship sales attributable to the Garden Area. Such revenue share shall be

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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paid  to  Garden.com in the form of advertising impressions to be run throughout the  iVillage  Network  at  a  CPM  of  [*].

     7.     Term  and  Termination.
            ----------------------

          (a) The term of this Agreement shall commence on the Effective Date and shall extend through June 30, 2002, unless terminated earlier as set forth herein; provided however, that either party may at its option terminate this Agreement on the first anniversary of the Launch Date by providing 30 days' prior written notice to the other party of such termination.

          (b) In the event of a material breach by either party of any term of this Agreement, the non-breaching party may terminate this Agreement by written notice to the breaching party if the breaching party fails to cure, or fails to initiate a good faith cure, of such material breach within 30 days of receipt of written notice thereof. In addition, either party may terminate this Agreement effective upon written notice stating its intention to terminate in the event the other party (i) ceases to function as a going concern or to conduct operations in the normal course of business, or (ii) has a petition filed by or against it under any state or federal bankruptcy or insolvency law which petition has not been dismissed or set aside within 90 days of its filing,

          (c) Except for termination of this Agreement by iVillage for material breach of the Agreement by Garden.com, upon any early termination of this Agreement, in addition to any other remedies available to the parties as a result of such termination (if any), iVillage agrees (i) that no further payments shall be due from Garden.com under Section 6(a) above unless due and payable prior to the date of any such early termination, (ii) to refund to Garden.com a pro-rata portion of the last quarterly fee paid under Section 6(a) above in an amount equal to the product of the amount of the last quarterly fee paid multiplied by a fraction, the numerator of which is the number of days until the end of the next quarter and the denominator of which is 90; and (iii) Garden.com has the right to terminate with five (5) business days notice, the Online Merchant Agreement with iVillage dated October 15, 1999 and receive a refund as if such agreement were terminated pursuant to Section 2.A.(v) of such agreement.

     8.     Ownership.  All  intellectual  or  proprietary  property  and
            ---------
information, supplied or developed by either party shall be and remain the sole and exclusive property of the party who supplied or developed same. Upon termination of this Agreement and upon written request, the party in receipt of the requesting party's intellectual or proprietary property and/or information pursuant to this Agreement shall return such information to the requesting party.

     9.     Grant  of  Rights,  Restrictions.
            --------------------------------

          (a)     Rights.  Subject to the limitations and restrictions set forth
                  ------
herein, Garden.com grants to iVillage, during the term of this Agreement, a limited, non-transferable nonsublicensable, nonexclusive, right and license:

               (i) to frame, link to, incorporate, reproduce, adapt, copy, transmit, use, distribute, publicly perform, and/or display the Garden.com Content and Garden.com tools but

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*  Certain  confidential  information  on  this  page has been omitted and filed separately  with  the  Securities  and  Exchange  Commission.

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only  in  connection  with the advertising, promotion, creation, maintenance and development of the Garden Area and Garden.com's sponsorship of the Garden Area; and

               (ii) to use Garden.com's trademarks, service marks, logos, copyrights, and other intellectual property (the "Garden.com Marks") solely pursuant to this Agreement and in association with and reference to the Garden Area, Garden.com Content and Garden.com tools (the Garden.com Marks, the Garden.com Content and Garden.com tools collectively the "Garden.com Material").

          Notwithstanding anything else stated above, "End Users" (as defined below) have the right to use the Garden.com Material as specified in the then current version of the Garden.com Web site user terms with respect to use of content on the site. Garden.com agrees that any later version of terms will not be materially less restrictive than the current version. "End Users" means those persons who access and use the Garden Area.

          (b)     General  Restrictions.
                  ---------------------

               (i) Except as permitted pursuant to this Agreement, iVillage may only make archival files of Garden.com Material for internal purposes and specifically not for commercial exploitation; for the avoidance of doubt, unless required by law, iVillage shall not use any Garden.com Material or make any archival files kept of the Garden.com Material available to the public after the termination of this Agreement.

               (ii) iVillage specifically agrees that it will not engage in promotion of Garden.com Material through unsolicited bulk email (SPAM). The grant of the licenses to Garden.com does not include the right to include the Garden.com Material in any email message, unless set forth in this Agreement or otherwise mutually agreed to by the parties.

               (iii) With respect to any third party materials included in the Garden.com Materials, iVillage's rights shall be subject to Garden.com's agreements with the relevant third party, and iVillage agrees to comply with any such terms that have been disclosed to iVillage.

          (c)     Restrictions  on  use  of  Garden.com Marks.  Garden.com Marks
                  -------------------------------------------
shall be used by iVillage solely in association with and reference to the Garden.com Content and the Garden.com tools, and subject to Garden.com's reasonable trademark quality control guidelines, as they exist from time to time. All use of the Garden.com Marks shall inure the benefit of iVillage.

          (d)     Restrictions on Adaptation.  Garden.com Content and Garden.com
                  --------------------------
tools may be adapted (without any material change of substance) without Garden.com's consent only to the extent necessary in iVillage's reasonable editorial discretion or to reformat same for display on the iVillage Network in a manner consistent with its style, format, look and feel, so long as iVillage complies with Garden.com's reasonable trademark quality control guidelines. Garden.com Content and Garden.com tools may also be adapted substantively, subject to Garden.com's prior reasonable approval. Garden.com agrees that it will provide its reasonable

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approval  or reasonable disapproval to iVillage within two (2) business days, if no approval or disapproval has been made within such two (2) business day time frame, then the adaptation will be deemed approved. To the extent that iVillage adapts any Garden.com Material, iVillage agrees that Garden.com shall own all right, title and interest in the adapted Garden.com Material ("Derivative Product"). iVillage agrees that it will assist Garden.com, at Garden.com's expense, to further evidence, record and perfect such assignments. iVillage shall deliver any relevant source code relating to such Derivative Product to Garden.com promptly after such Derivative Product is created. Upon the expiration or termination of this Agreement, iVillage agrees to return to Garden.com all copies of the relevant source code for any such Derivative
Product,  and  shall  cease  all  use  of  any  such  Derivative  Product.

          (e)     Restrictions  on  use  of  iVillage  Content.  Notwithstanding
                  --------------------------------------------
anything else herein, if at any time iVillage displays, links to, or uses the Garden.com Material on the iVillage Network in a manner that is inappropriate as reasonably and in good faith determined by Garden.com, then Garden.com shall provide iVillage with notice of such inappropriate use or display and iVillage shall have a mutually agreed upon period in which to comply with Garden.com's reasonable request for change in the use or display of such material.

          (f)     Ownership;  Proprietary  Notices.  Except as set forth herein,
                  --------------------------------
no right, title, license, or interest in any Garden.com Material is intended to be given to or acquired by iVillage by the execution of or the performance of this Agreement. iVillage shall not use the Garden.com Material for any purpose or activity except as expressly authorized herein. iVillage acknowledges that as between the Parties, Garden.com is the sole and exclusive owner of all trademarks, service marks, copyrights and other intellectual property of any kind in the Garden.com Material. iVillage agrees that (a) it shall do nothing inconsistent with such ownership either during the term of the Agreement or afterwards; and (b) it shall take no action that shall interfere with or diminish Garden.com's right in the Garden.com Material.

     10.     Publicity.  If  so  desired,  the  parties  agree  to  cooperate to
             ---------
publish a mutually agreed upon press release. The press release and any quotes from each party's sources must be approved by the public relations department of the other party (unless otherwise required to be disclosed to a government or administrative agency), which also must be made aware of any pre-briefings with outside parties in advance of any pre-briefing. Notwithstanding the foregoing, this section shall not restrict either party from complying with any governmental or administrative order or requirement.

     11.     Customer  Service, Processing and Fulfillment.  Garden.com shall be
             ---------------------------------------------
solely responsible for the Garden.com Web Site including customer service for users linking to the Garden.com Web Site through the iVillage Network, product support, quality and availability of Garden.com products, fulfillment of orders and returns. Garden.com shall ensure that all users of the Garden.com Web Site placing an order for Garden.com products are timely advised of the status of such purchase(s) including the timely confirmation of all orders. Garden.com shall be solely responsible for (a) fulfilling all orders for its Garden.com products and (b) calculating, collecting and paying all appropriate taxes associated with payment processing. The Garden.com products offered via the iVillage Network will be supported by the same warranty and return policy for the Garden.com products as offered through other Garden.com channels.

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     12.     Reporting.  Garden.com shall track sales of the Garden.com products
             ---------
from the iVillage Network and shall provide iVillage with monthly reports showing the number of visits and visitors, the total numbers of orders and the total dollar amount of such orders, no later than fifteen (15) days following the end of each month of the term of this Agreement. iVillage shall track traffic on the Garden Area and shall provide Garden.com with monthly reports showing the total number of impressions on the Garden Area and the amount of advertising revenue generated in such period, no later than fifteen (15) days following the end of each month of the term of this Agreement.

     13.     Submissions,  Modifications,  Corrections.  During the term of this
             -----------------------------------------
Agreement, the parties agree that submissions of content, artwork, copy, data, etc. (the "Submissions") will take place in a timely manner and that approval by one party to the other, or mutual approval, for the Submissions will not be unreasonably withheld (deadlines to be mutually agreed upon by the parties). If Submissions are not received by the deadline date, the other party will have the option to publish any material it deems appropriate as a substitute until the substitute material in question, can be reasonably replaced by the Submission. If a party does not approval or disapprove of a Submission by the deadline date, approval will be deemed granted by the receiving party. In the event no response is provided within such time period, then the party seeking the approval may assume approval has been granted. All approval requests must be made in writing, with an e-mail copy sent, in the case of iVillage, to _______.ivillage.com and, in the case of Garden.com, to jim.oconnell@garden.com.

     14.     Representations,  Warranties,  Covenants  and  Indemnification.
             --------------------------------------------------------------

          (a) iVillage represents, warrants and covenants that: (i) it is authorized to do business under the rules of the state in which it is incorporated; (ii) it is authorized to enter into this Agreement and to perform its obligations; (iii) it has all required permits, licenses, and other governmental authorizations and approvals necessary to perform its obligations hereunder; (iv) it shall comply with all local, state, federal, and international laws and regulations in performing its obligations hereunder; and
(v) the services to be performed and the materials provided by it (a) do not infringe or violate any third party patent, copyright, trade secret, trademark, or other proprietary right, (b) do not violate any applicable law, statute, ordinance or regulation; (c) are not knowingly defamatory or libelous; (d) are not lewd, pornographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, anti-discrimination or false advertising; (f) do not promote violence or contain hate speech; or (g) do not knowingly contain viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines, or (h) are and will remain capable of correctly performing all functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, before, during and after the year 2000, without error or degradation of performance;

          (b) Garden.com represents, warrants and covenants that: (i) it is authorized to do business under the rules of the state in which it is incorporated; (ii) it is authorized to enter into this Agreement and to perform its obligations; (iii) it has all required permits, licenses, and other governmental authorizations and approvals necessary to perform its obligations hereunder; (iv) it shall comply with all local, state, federal, and international laws and regulations in

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performing  its  obligations hereunder; and (v) the services to be performed and the materials provided by it (a) do not infringe or violate any third party patent, copyright, trade secret, trademark, or other proprietary right; (b) do not violate any applicable law, statute, ordinance or regulation; (c) are not knowingly defamatory or libelous; (d) are not lewd, pomographic or obscene; (e) do not knowingly violate any laws regarding unfair competition, anti-discrimination or false advertising; (f) do not promote violence or contain hate speech; (g) do not knowingly contain viruses, Trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines or (h) are and will remain capable of correctly performing all functions, calculations, comparisons, sequencing, displays and other processing of calendar dates and date related data, before, during and after the year 2000, without error or degradation of performance;

          (c) As the sole and exclusive remedy for any breach of the representation, warranty and covenant described in section 14(a) above, iVillage agrees to defend and hold harmless Garden.com and its parent, subsidiaries, affiliates, successors and assigns against any awarded damages and/or settlements costs, losses, and awarded legal fees, incurred in connection with a third party claim against Garden.com arising out of a breach of section 14(a) above by iVillage, provided, however, that in any such case: (i) Garden.com provides iVillage with prompt notice of any such claim; (ii) Garden.com permits iVillage to assume sole control over the defense and settlement of such action; and (iii) upon iVillage's written request, and at iVillage's expense, Garden.com will provide to iVillage reasonable information and assistance necessary for iVillage to defend and settle such claim. Garden.com may participate in such defense or settlement at its sole expense.

          (d) As the sole and exclusive remedy for any breach of the representation, warranty and covenant described in section 14(b) above, Garden.com agrees to defend and hold harmless iVillage and its parent, subsidiaries, affiliates, successors and assigns against any awarded damages and/or settlements costs, losses, and awarded legal fees, incurred in connection with a third party claim against iVillage arising out of a breach of section 14(b) by Garden.com, provided, however, that in any such case: (i) iVillage provides Garden.com with prompt notice of any such claim; (ii) iVillage permits Garden.com to assume sole control over the defense and settlement of such action; and (iii) upon Garden.com 's written request, and at Garden.com 's expense, iVillage will provide to Garden.com reasonable information and assistance necessary for Garden.com to defend and settle such claim. iVillage may participate in such defense or settlement at its sole expense. In addition, Garden.com shall indemnify and hold harmless iVillage and its parent, subsidiaries, affiliates, successors and assigns from any and all losses, liabilities, damages, actions, claims, expenses and costs (including reasonable attorneys fees) relating to or arising out of the use or purchase of any Garden.com product or service.

     15.     Confidentiality.  Other  than  as  required  or  appropriate  for
             ---------------
securities laws disclosure, iVillage and Garden.com agree to keep in confidence, not use or disclose any Confidential Information, except as authorized by the disclosing party. Confidential Information means any material nonpublic information, communication or data, in any form, of the other party. All Confidential Information of a party shall remain the sole property of the such party and its confidentiality shall be maintained and protected by the other party with at least the same degree of care as the receiving party uses for the protection of its own confidential and proprietary information. Neither party shall disclose the other party's Confidential Information to any third party. These restrictions shall not apply to any Confidential Information: (v) after it has become generally available to the public without breach of this Agreement by the receiving party; (w) is rightfully in the receiving party's possession before disclosure to it by the disclosing party; (x) is independently developed by the receiving party; (y) is rightfully received by the receiving party from a third party without a duty of confidentiality; or (z) is required to be disclosed under operation of law or administrative process. Upon expiration or termination of this Agreement for any reason, Garden.com will promptly destroy or at such other party's request return to the other party, and will not take or use, all items of any nature which belong to such other party and all records (in any form, format or medium) containing or relating to Confidential Information including all content.

     16.     Limitation  of  Liability.  EXCEPT FOR A BREACH OF SECTION 15 ABOVE
             -------------------------
("CONFIDENTIALITY"), NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS OPPORTUNITIES, WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH.

     17.     Warranty Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER
             -------------------
PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

     18.     Miscellaneous  Provisions.  Nothing  in  this Agreement shall imply
             -------------------------
any partnership, joint venture or agency relationship between the parties and neither party shall have the power to obligate or bind the other except for what is stated in this Agreement. Except as otherwise expressly provided in this Agreement, neither party shall be liable for any breach of this Agreement for any delay or failure of performance resulting from any cause beyond such party's reasonable control, such as: weather, strikes or labor disputes, war, terrorist acts, riots or civil disturbances, government regulations, acts of civil or military authorities, or acts of God provided the party affected takes all reasonably necessary steps to resume full performance. This Agreement constitutes the binding agreement between the parties, represents the entire agreement between the parties and supersedes all prior agreements relating to what is stated in this Agreement and any changes to this Agreement must be in writing and signed by both parties. This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of laws principles thereof. Neither party shall sell, transfer or assign this Agreement or the rights or obligation hereunder, without the prior written consent of the other party, except to an entity that obtains all or substantially all of the business or assets of such party. The provisions of this Sections 6(a)(ii), 8, 14, 15, 16, 17 and 18 shall survive the expiration or termination of this Agreement.
Any notices required or permitted to be given under this Agreement shall be in writing and shall be delivered to the address set forth below or to such address as provided for by such party.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Garden.com,  Inc.          iVillage  Inc.

By:  /s/  Jim  O'Connell               By:  /s/  Steven  A.  Elkes
     -------------------                    ----------------------
Name:  Jim  O'Connell                  Name:  Steven  A.  Elkes
Title:  Director  Online  Marketing    Title:  Senior  Vice  President

                                    EXHIBIT A


                                       [*]



* The confidential information on this exhibit has been omitted and filed separately with the Securities and Exchange Commission.